UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of report (Date of earliest event reported):  May 19, 2016

Unico American Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-3978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The Company held its 2016 Annual Meeting of Shareholders on May 19, 2016. The matters voted upon at the meeting were as follows:

1.	The election of eight (8) directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

2.	An advisory approval of the compensation of the two (2) named executive officers.

(b)  The votes cast with respect to these matters were as follows:

The Election of the following persons to the Board of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Shares Abstained
Erwin Cheldin	3,459,481	533,680	3,958
Cary L. Cheldin	3,457,735	535,426	3,958
Lester A. Aaron	3,457,735	535,426	3,958
George C. Gilpatrick	3,459,481	533,680	3,958
Terry L. Kinigstein	3,460,481	532,680	3,958
Samuel J. Sorich	3,992,938	223	3,958
David T. Russell	3,992,938	223	3,958
Donald B. Urfrig	3,969,616	23,545	3,958

 There were no broker non-votes.

Advisory approval of the compensation of the two (2) named executive officers:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
3,960,183	35,443	1,493

There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: June 7, 2016                             By:   /s/ Lester A. Aaron

                                            Name:  Lester A. Aaron

                                            Title:    Chief Financial Officer